www.bancofcal.com Investor Presentation Q4 2022

2 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Forward Looking Statements When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe- Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the continuing effects of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all and, in the case of our recent acquisition of Deepstack Technologies, reputational risk, regulatory risk and potential adverse reactions of the Company's or Deepstack's customers, suppliers, vendors, employees or other business partners; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession or an economic downtrun; (viii) changes in the interest rate environment and levels of general interest rates, including the recent and anticipated increases by the FRB in its benchmark rate, the impacts of inflation, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, result in write-downs of asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) uncertainty regarding the expected discontinuation of the London Interbank Offered Rate (“LIBOR”) and the use of alternative reference rates; (xviii) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common stock; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC.

3 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Executive Management Team Together Since 2019; Track Record of Strong Performance At Larger Institutions Jared Wolff (Joined 2019), President and Chief Executive Officer A veteran California banking executive with deep expertise in finance, law and risk management, Mr. Wolff joined BANC from City National Bank, a Los Angeles-based $90 billion asset regional bank and subsidiary of Royal Bank of Canada, where he was EVP and General Counsel, and served on the bank’s executive committee. Prior to City National, Mr. Wolff was President and a member of the Board of Directors of Pacific Western Bank, a subsidiary of PacWest Bancorp (NASDAQ: PACW) and where he previously served as EVP and General Counsel. During his tenure, Mr. Wolff oversaw more than 20 acquisitions and joined PacWest from the law firm Sullivan & Cromwell, LLP. Lynn Hopkins (2019) Chief Financial Officer 30+ years of leadership positions, previously served as EVP, CFO of First Choice Bank and EVP, CAO of PacWest Bancorp John Sotoodeh (2019) Chief Operating Officer 30+ years of banking experience, previously held several key executive positions at Wells Fargo Hamid Hussain (2019) President of the Bank 25+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo Ido Dotan (2019), General Counsel and Chief Administrative Officer Experienced in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings Debbie Dahl-Amundson (2019) Chief Internal Audit Officer Leads the internal audit group and SOX Compliance, previously served as Assistant General Auditor for PNC Bob Dyck (2019) Chief Credit Officer 35+ years of highly skilled credit experience, previously served at PacWest Bancorp as CCO for the Community Banking Division Olivia Lindsay (2016) Chief Risk Officer 20+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank Jay Sanders (2016) President, Specialty Banking 25+ years of leadership experience in financial services including at CIT and Merrill Lynch Alex Kweskin (2021) Chief Human Resources Officer 25+ years of experience in human resources, previously served in leadership positions for MUFG Union Bank and Wells Fargo

Banc of California Overview

Growing EPS | Strong NIB Deposits | Consistent Credit | Robust Capital

82%(1)	41%	0.60%	9.2%(1)
Adjusted EPS FY2022 / FY2021	Average NIB Deposits	Average NPA Ratio	TCE Ratio

- **Relationship-focused business banking:** High touch service-oriented model designed to be the hub of the financial services ecosystem for clients
- 34 offices including 28 full-service branches located throughout Southern California
- 12th largest bank by assets headquartered in California, the 5th largest economy in the world
- Conservative balance sheet well positioned to manage through an economic downturn or recession
- Strong capital position and robust profitability
- With a full stack payment processing solution through our Deepstack subsidiary, BANC has a unique opportunity to combine banking and payments for SMID and larger companies

BANC OF CALIFORNIA + deepstack

14.8%(1)	$9.2 Billion	$7.1 Billion	$7.1 Billion
Adjusted FY2022 ROTCE	Total Assets	Total Deposits	Total Loans

BANC OF CALIFORNIA

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© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation. 4Q22 capital ratios are preliminary. FY2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan.

Data as of 4Q22 except where noted.

5 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. ~2/3 of loans backed by residential real estate and a robust 1.28% loan loss reserve Positioned to Deliver Through an Economic Downturn Potential for Diversified Earnings Stream Acquisition of Deepstack Deepstack’s payments solution adds potential for more diversified earnings stream and new opportunities to grow core deposits that is not reflected in our current valuation BANC trades for 1.2x TBVPS and 10.1x 2023E EPS vs. Peers at 2.0x TBVPS and 10.6x 2023E BANC is a Compelling Value Proposition Against Top Peers(1) Leading Presence in a Top 5 Global Economy Strong Credit Profile A Top Deposit Franchise 4Q22 Average NIB Deposits of 41% NIB Deposits / Total Deposits doubled over the last three years 4.2 million Businesses in CA(2) Significant opportunity to continue to add commercial operating accounts in California, the 5th largest stand-alone economy in the world Strong Capital and TBVPS Protection Capital Flexibility >9% TCE Ratio and >11% CET 1 Ratio provides ample capital to continue to deliver long-term shareholder value (1) Peers include all publicly traded U.S. banks between $5B and $50B in assets with >35% NIB Deposits / Total Deposits. Peer data reflects YTD information as of 3Q22 unless 4Q22 has been reported as of 1/23/2023. Stock Price and P/E estimates as of 1/23/2023 per S&P Global Market Intelligence. (2) Source: U.S. Small Business Administration.

6 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. BANC Aims to be the Hub of the Financial Services Ecosystem for our Clients Focus on Core Business Banking and Serving SMID Size Businesses that Power our Markets COMMUNITY BANKING • Personal Banking • Savings and Investments COMMERCIAL & BUSINESS BANKING • Full stack payment processing solution through our Deepstack subsidiary • Business Banking • Middle Market Banking • Asset-Based Lending & Term Loans • Depository Services • Cash Management and Treasury Management Solutions SPECIALTY BANKING • Entertainment • Healthcare & Education • Professional Services • Foundations/Non-Profit Banking • Government • Business Management Banking • CRE & Multifamily Lending • Mortgage Warehouse Lending • Bridge & Construction Lending • Cash Management and Treasury Management Solutions • Escrow • Bankruptcy/Fiduciary Services • Title/1031/Property Management • Government Banking • Institutional Deposits • Tailored Cash Management and Credit Solutions SPECIALTY DEPOSITS

Executing On Planned Strategic Initiatives

Phase One 2019-2020 Building the Foundation[1]	Phase Two 2021 Profitable Growth	Phase Three 2022 and Beyond High performing Institution
• **Improved deposit mix** ✓ Noninterest bearing deposits increased to ~40% of total deposits from 14% • **Reduced cost of funds and capital** ✓ Improved deposit mix resulting in an 84 bps increase in the NIM ✓ Refinanced term debt including, FHLBs and AFS securities, increasing asset sensitivity ✓ Redeemed $240mm of Preferred Series D & E; savings of ~$17mm per year • **Rightsized balance sheet** ✓ Assets decreased 5%; resulting in increased capital ratios • **Reduced expenses** ✓ 81 FTE reduction and noninterest expense reduced 14% *(includes exited LAFC Agreement)* ✓ Exited SFR mortgage origination	✓ Optimized deposit mix and grew DDA balances ✓ Grew total loan balances ✓ Realized operating leverage ✓ Maintained/Expanded net interest margin ✓ Expanded commercial customer base ✓ Grew and optimized capital	**Consistently generate performance that compares favorably to peer group:** • ROAA, ROATCE • Consistent and stable earnings • Efficiency ratio • Grow revenues and diversify sources • Cost / mix of deposits • Minimize credit noise / continue stable credit quality • Protect and grow TBVPS • Strong capital ratios • Payments / fee income growth

Additional Initiatives that are Accelerating Financial Performance

- Terminated LAFC Agreement
- Moved a portion of securities to HTM
- Repurchased 7% of Shares in 2022
- Grew NIBs to 41% of avg. 4Q22 deposits
- Acquired Pacific Mercantile Bank
- Acquired Deepstack to Generate New Sources of Fee Income and Deposits

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Change indicated from FY2019 through FY2022.

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Fourth Quarter and FY 2022 Results Continued to Strengthen the Franchise

($ in Thousands Except Per Share Data)	4Q22	3Q22	4Q21
Net interest income	$ 80,217	$ 79,408	$ 73,039
Provision for credit losses	-	-	$ 11,262
Net income	$ 21,519	$ 24,196	$ 5,751
Net income available to common stockholders	$ 21,519	$ 24,196	$ 4,024
Earnings per diluted common share	$ 0.36	$ 0.40	$ 0.07
Adjusted net income(1)	$ 26,764	$ 26,732	$ 14,831
Adjusted net income available to common stockholders(1)	$ 26,764	$ 26,732	$ 13,104
Adjusted earnings per diluted common share(1)	$ 0.45	$ 0.44	$ 0.22
Pre-tax pre-provision (PTPP) income(1)	$ 30,587	$ 34,127	$ 19,772
Adjusted PTPP income(1)	$ 38,034	$ 37,728	$ 32,663
Return on average assets (ROAA)	0.92%	1.02%	0.24%
Adjusted ROAA(1)	1.15%	1.13%	0.63%
PTPP ROAA(1)	1.31%	1.44%	0.84%
Adjusted PTPP ROAA(1)	1.63%	1.59%	1.39%
Average assets	$ 9,257,311	$ 9,408,740	$ 9,331,955
Net interest margin	3.69%	3.58%	3.28%
Allowance for credit losses coverage ratio	1.28%	1.36%	1.35%
NIE / Average Assets(1)	2.07%	2.15%	2.50%
Adjusted NIE / Average Assets(1)	2.08%	2.00%	1.95%
Common equity tier 1(2)	11.88%	11.43%	11.31%
Tangible common equity per share(1)	$ 14.19	$ 13.79	$ 13.88
Noninterest-bearing deposits as % of total ending deposits	39.5%	40.4%	37.5%

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.
(2) 4Q22 capital ratios are preliminary.

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9 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. (1) FY2019 includes a $35.1 million pre-tax provision for credit losses due to the charge-off of a single loan and FY2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of such loan. -2% Management Has Consistently Outperformed Peers in Terms of Relative Change Since 2019 BANC FY2019(1) BANC FY2022(1) Peers(2) $0.17 $2.10 +1,135% Adjusted EPS(3) Delivering on our Strategic Transformation Plan BANC FY2019 (1) BANC FY2022 (1) Peers(2) 0.27% 1.39% +415% Adjusted ROAA(3) BANC 2019 (1) BANC 2022 (1) Peers(2) $13.29 $14.19 +7% TBVPS(3) BANC 2019 (1) BANC 2022 (1) Peers(2) 11.6% 11.9% +3% CET 1 BANC 2019 (1) BANC 2022 (1) Peers(2) 8.68% 9.23% +6% TCE Ratio(3) BANC FY2019 BANC FY2022 Peers(2) 2.89% 3.59% +24% Net Interest Margin BANC FY2019 BANC FY2022 Peers(2) 75.4% 55.8% -26% Adjusted Efficiency Ratio(3) BANC 2019 BANC 2022 Peers(2) 20.1% 39.5% +97% NIB Deposits / Total Deposits +25% -5% +6% -23% -5% -3% +27% (2) Peers include all publicly traded U.S. banks between $5B and $50B in assets with >35% NIB Deposits / Total Deposits. Peer data reflects YTD information as of 3Q22 unless 4Q22 has been reported as of 1/23/2023. Data for peers per S&P Global Market Intelligence. (3) Represents a non-GAAP or adjusted measure for BANC at or for the year-ended December 31. See appendix for non-GAAP reconciliation.

10 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Peers with >35% NIB Deposits trade for an avg. of 2.0x TBVPS and 10.6x 2023E EPS Strong Current Performance Against Top NIB Deposit Peers BANC(1) Peers(2) 2% -12% 2022 TBVPS Change BANC Peers(2) 11.9% 12.1% 2022 CET 1 Ratio BANC(1) Peers(2) 9.23% 7.74% 2022 TCE Ratio BANC Peers(2) 3.59% 3.44% FY2022 Net Interest Margin BANC(1) Peers(2) 55.8% 54.4% FY2022 Adj. Efficiency Ratio BANC(1) Peers(2) 7.4% 19.3% FY2022 Adj. Noninterest Inc / Revenue BANC Peers(2) 39.5% 42.5% 2022 NIB Deposits / Total Deposits 1.15% 0.24% BANC(1) Peers(2) 1.39% 1.31% FY2022 Adjusted ROAA Deepstack to Accelerate Fee Income Growth and Narrow the Fee Income Gap Represents the impact of a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan (1) Represents a non-GAAP or adjusted measure for BANC. S e appendix f r no -GAAP reconciliation. (2) Peers include all publicly traded U.S. banks between $5B and $50B in assets with >35% NIB Deposits / Total Deposits. Peer data reflects YTD information as of 3Q22 unless 4Q22 has been reported as of 1/23/2023. Data for peers per S&P Global Market Intelligence. Stock price as of 1/23/2023.

Overview of Deepstack Technologies Acquisition

deepstack

Overview

- Software-led and e-commerce payments platform that provides clients with payment solutions, including merchant processing, payments acceptance and disbursements, tokenization, virtual accounts, fraud protection tools, chargeback management, and reconciliation and reporting services

- Founded: 2010
- Employees located in Southern CA and in FL
- All employees joined BANC
- www.deepstack.io

Deepstack Technologies LLC ("Deepstack") is a Wholly owned Subsidiary of BANC

- Provides Banc of California with proprietary payments software solution and entrance into payment processing space for business customers
- Provides opportunity to offer payment processing services to current Banc of California clients as well as integrated software vendors ("ISVs"), e-commerce marketplaces, fintechs and other merchants serving business clients. Opening deposit accounts at Banc of California will give businesses same day visibility into merchant transactions and faster funding
- Provides a meaningful opportunity to grow fee income and core deposits
- Further differentiates the Banc of California experience and provides commercial banking teams with another tool for developing relationships with commercial clients in California
- Advances Banc of California's goal to be the hub of the financial services ecosystem for clients while creating another driver of profitable long-term growth and franchise value
- Advanced Technology: Built to ISO 8583 standards, with ability to accurately process transactions at a speed and volume capable of connecting directly to card brands. Eventually can reduce processing costs while also having the ability to build data warehouse necessary to provide real-time insights for clients

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

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Deepstack Technologies - A Full Suite of Payments Capabilities Few Other Banks Have

Owning the technology that powers payment processing offers clients same day visibility into their receivables when they have their merchant settlement account at BANC, providing BANC with another source of NIB deposits

Scalable, Meaningful Fee-Based Income

- Provides BANC with growing source of recurring fee income

New Clients in Verticals Attractive to BANC

- Mid-size ISVs targeting businesses need customized payment solutions that help them overcome payment and banking system barriers that processors and banks don't offer today

Generates Noninterest-Bearing (NIB) Deposits

- Same day visibility into merchant transactions will be available to merchants who open their settlement account at Banc of California – a service few other merchant processors currently provide

Customer Solutions Via Technology Focus

- Banc of California is providing all the solutions business clients need under one roof

Franchise Enhancing

- A proprietary, software-based payments platform that can be customized for clients

	Company Needs	Current BANC Platform	BANC + Deepstack
Traditional Banking Services	Credit Lines	✓	✓
	Business Loans	✓	✓
	Deposit Accounts	✓	✓
	Treasury Management	✓	✓
New Client Services	ACH Processing	✓	✓
	Payment Processing		✓
	Card Acceptance		✓
	Payout Management		✓
	Fraud & Chargeback Management		✓
	Tailored Payments / Reporting Products		✓

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

12

Owning the Payment Tech Stack and a Direct to Merchant Software Solution Provides BANC with Compelling Economics

Illustrative: $100 Transaction Value with a 250 bps Credit Card Transaction Fee



Typical Bank Sponsoring ISOs (Low/Mid Risk Merchants)
Interchange rate (Issuer)
149 bps
Card Networks (V, MC)
10 bps
Processor (TSYS, First Data, etc.)
7 bps
Gateway (NMI, etc.)
4 bps
ISO
78 bps
Bank Sponsor
2 bps
Bank Only Sponsoring ISOs Earns: 2 bps
Current State: BANC – Deepstack Handling the Front-end
Interchange rate (Issuer)
149 bps
Card Networks (V, MC)
10 bps
Processor (TSYS, First Data, etc.)
7 bps
BANC / Deepstack:
• Gateway: 4 bps
• No ISO: 78 bps
• Bank Sponsor: 2 bps
Total: 84 bps
84 bps
BANC may pay a referral fee of up to 39 bps or 50% of the ISO fee
(39 bps)
BANC Earns: 45 bps to 84 bps
Future State: BANC – Deepstack Handling the Front-end & the Back-end
Interchange rate (Issuer)
149 bps
Card Networks (V, MC)
10 bps
BANC / Deepstack:
• Processor: 7 bps
• Gateway: 4 bps
• No ISO: 78 bps
• Bank Sponsor: 2 bps
Total: 91 bps
91 bps
BANC may pay a referral fee of up to 39 bps or 50% of the ISO fee
(39 bps)
BANC Earns: 52 bps to 91 bps

Transaction has the potential to generate fees of up to 91 bps in front-end and back-end fee income

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

13

14 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Consistent Growth in Commercial Noninterest-Bearing Deposits (NIB) and Number of Accounts 9,920 10,945 11,270 11,444 11,644 14,244 14,292 14,300 14,541 14,497 2019Y 2020Y 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 $1,001 $1,339 $1,519 $1,605 $1,920 $2,550 $2,651 $2,476 $2,592 $2,433 NIB Business Deposits Accounts NIB Business Deposits 4Q21 Includes PMB Acquisition NIB Commercial Deposits Comprise 89% of Total NIB Deposits

15 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Strong Margin and Earning Asset Yield 3.09% 0.51% 0.09% 1.02% 3Q20 4.04% 3.38% 0.36% 0.09% 0.89% 4Q20 3.78% 3.19% 0.28% 0.08% 0.83% 3.81% 3.27% 0.23% 0.07% 0.77% 2Q21 3.73% 3.28% 1Q21 4.27% 0.09% 2.97% 0.67% 3Q21 3.66% 3.28% 1.11% 0.11% 1.25% 0.08% 0.15% 0.61% 4Q21 3.87% 3.51% 1.71% 0.08% 1Q20 0.12% 4.06% 0.58% 3.09% 4.04% 3.58% 0.71% 0.17% 0.77% 0.06% 0.74% 1.29% 2Q22 4.33% 3.58% 1Q22 2.18% 1.20% 3Q22 4.79% 3.69% 2Q20 0.79% 3.65% 3.86% 1.81% 4Q22 0.47% Earning Asset Yield Net Interest Margin Cost of Total Deposits Average Fed Funds Rate Interest-Bearing Liabilities Well Positioned with Slight Asset Sensitivity

16 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Strong and Growing Profitability FY2020 FY2021 $106.3 $22.1 FY2022 $16.8 $61.4 $128.4 Adjusted Net Income Available to Common ($ millions)(1) $0.33 $1.15 $1.74 $0.36 FY2020 FY2021 FY2022 $2.10 Adjusted EPS (Diluted)(1) FY2020 FY2021 12.3% 2.5% FY2022 2.9% 8.5% 14.8% Adjusted ROATCE(1) 0.40% 0.84% 1.15% 0.24% FY2020 FY2021 FY2022 1.39% Adjusted ROAA(1) Represents the impact of $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan (1) Adjusted ratios are non-GAAP measures. Please see appendix for non-GAAP reconciliation.

Protection of Tangible Book Value

In 2022, we realized growth in TBV per common share[(1)], as a result of good earnings and prudent balance sheet management, which more than offset negative AOCI marks, dividends, common stock repurchases and the acquisition of Deepstack Technologies



Tangible Book Value / Share
$13.39
$13.88
$14.19
4Q21: Closed $1.5 billion asset PMB acquisition in October
3Q22: Completed $24 million acquisition of Deepstack Technologies in September
4Q22: Completed $75 million stock buyback authorized in 1Q22 that reduced outstanding shares by 7%
FY2020
FY2021
FY2022

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Adjusted ratios are non-GAAP measures. Please see appendix for non-GAAP reconciliation.

17

Solid Asset Quality

- NPLs declined excluding SFR loans, which are well-secured with low average LTVs of 57%[1]

Delinquencies ($ in millions)


SFR Delinquencies
Delinquencies (ex-SFR)
PMBC Acquired Delinquencies
Delinquencies /Total Loans
1.00%
0.82%
0.83%
0.79%
1.28%
$31.9
$30.4
$32.5
$36.4
$60.8
$19.1
$21.7
$30.6
$29.7
$21.1
$30.4
4Q21
1Q22
2Q22
3Q22
4Q22

Criticized and Classified Loans ($ in millions)


Criticized and Classified Loans
Classified Loans
PMB Acquired Criticized and Classified Loans
$245
$250
$60
$211
$173
$183
$125
$111
$119
$101
$98
4Q21
1Q22
2Q22
3Q22
4Q22

Non-performing Loans (NPLs) ($ in millions)


SFR NPLs
NPLs (ex-SFR)
PMBC Acquired NPLs
NPLs/Total Loans-HFI
0.72%(2)
0.73%
0.60%
0.59%
0.78%
$7.1
$10.3
$7.3
$8.0
$21.1
$21.6
$23.9
$44.2
$37.1
$34.7
$34.1
4Q21
1Q22
2Q22
3Q22
4Q22

ACL / Non-performing Loans (NPLs) ($ in millions)


ACL / Total Loans
ACL
1.35%
1.32%
1.34%
1.36%
1.28%
$98.2
$98.6
$99.7
$98.8
$91.3
4Q21
1Q22
2Q22
3Q22
4Q22

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) SFR average LTV is 57% as of 4Q22.
(2) The NPL ratio related to BANC originated loans is 0.49% when PMB's NPLs of $21.6 million and PMB acquired loans outstanding at December 31, 2021 of $905 million are excluded.

18

19 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Robust Capital Base 4Q21 1Q22 2Q22 3Q22 4Q22 Common Equity Tier 1(1) 11.31% 11.40% 11.29% 11.43% 11.88% Tier 1 Risk-based Capital(1) 12.55% 11.40% 11.29% 11.43% 11.88% Leverage Ratio(1) 10.37% 9.72% 9.58% 9.52% 9.71% Tangible Equity / Tangible Assets(2) 10.38% 9.27% 9.03% 8.97% 9.23% Tangible Common Equity / Tangible Assets(2) 9.36% 9.27% 9.03% 8.97% 9.23% • 1Q22 included the Series E Preferred Stock Redemption of $98.7 million • 1Q22, 2Q22, 3Q22 and 4Q22 included $4.3 million, $38.9 million, $13.0 million and $18.9 million in common stock repurchases, respectively • 3Q22 included the impact from the Deepstack acquisition and 4Q21 included the impact from the PMB acquisition 4Q21 4Q22 11.31% 11.88% Common Equity Tier 1(1) 4Q21 4Q22 9.36% 9.23% Tangible Common Equity / Tangible Assets(2) BANC is Focused on Key Capital Ratios (1) 4Q22 capital ratios are preliminary. (2) Denotes a non-GAAP financial measure; see appendix non-GAAP reconciliations.

2022 Strategic Goals

We delivered on what we said we would do in our Q4 2021 Investor Presentation

Goal	Results

✓ **Fully Realize Synergies of PMB Acquisition**	• Achieved 40%+ cost saves
	• Compared to 2021:
	  • 2022 adjusted efficiency ratio(1) declined from 62% to 56%
	  • 2022 adjusted noninterest expense to average assets ratio(1) declined from 2.05% to 2.03%
	• Adjusted ROAA(1) increased to 115 bps for 4Q22 compared to 63 bps for 4Q21

✓ **Continue Generating Strong Loan Production**	• 2022 core commercial loans increased 13%(2) • Attracted new leaders for ABL, Education and Entertainment
✓ **Capitalize on Asset Sensitivity**	• 2022 NIM expanded 33 bps • 2022 average NIB deposits increased 9% to 39% • Margin expansion in first half of year brought earnings forward, and ended the year remaining slightly asset sensitive with strong loan yields and a high percentage of noninterest-bearing deposits
✓ **Accelerate Investment in Technology**	• Launched several internal tech initiatives, including the rollout of nCino in 4Q22 • Launched payments vertical including acquisition of Deepstack Technologies • Strategic investment in Finexio
✓ **Continue Optimizing Use of Capital to Increase Earnings and Enhance Franchise Value**	• Redeemed Series E preferred stock in 1Q22 for annualized savings of $6.9 million • Repurchased $75M in stock in 2022 • Acquired Deepstack with stock and cash • Shifted a portion of the securities portfolio from AFS to HTM to protect TBVPS • Repositioned a portion of the AFS securities portfolio for a $5.4 million after-tax loss on sales and ~3 year pay-back through reinvestment

BANC OF CALIFORNIA

20

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

(2) Core commercial loans include CRE, Multifamily, Construction and C&I.

21 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. 2023 Strategic Goals • Continued focus on noninterest-bearing deposits, credit quality, robust capital and tangible book value growth • Build highly-differentiated payment business that will drive fee income and commercial deposits • Continue momentum in media/entertainment, healthcare and selective bridge real estate where we have unique expertise • Options include, but are not limited to: balance sheet growth, investments in people and technology, stock repurchases, debt paydowns, and other targeted ways to enhance yield Protect The Balance Sheet Proactively Manage Asset- Liability Mix Target Opportunistic Growth in our Core Niches Scale Payments Business and Related Initiatives Allocate Capital to Drive Long Term Shareholder Returns • Balance asset sensitivity while also proactively taking advantage of opportunities to enhance earnings for the long term Well Positioned to Grow Franchise Value Regardless of Economic Environment

22 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Appendix

23 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Steady Increase in Pre-tax Pre-provision Profitability Adjusted Pre-tax Pre-provision (PTPP) Income(1) $16.0 $13.2 $12.2 $18.9 0.65% 0.83% 0.98% 1.25% 1.06% 1.35% 1.39% 1.55% 1.65% 1.59% 1.63% 4Q20 $20.6 1Q21 $22.0 1.13% 2Q21 $27.7 3Q21 $32.7 4Q21 $12.2 1Q22 $38.4 2Q22 $37.7 3Q22 $38.0 4Q221Q20 $16.0 2Q20 $18.9 3Q20 $24.5 $35.8 +16% +212% Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets($ in millions) (1) Adjusted ratios are non-GAAP measures. Please see appendix for non-GAAP reconciliation.

24 © 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC. Non-GAAP Financial Information This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre-provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding adjusted total revenue and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax-effected noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted net income is calculated by adjusting net income for tax-effected noninterest income and noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common stockholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Adjusted diluted earnings per share is computed by dividing adjusted net income (loss) available to common stockholders by the weighted average diluted common shares outstanding. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 25-29 of this presentation.

Non-GAAP Reconciliation

(Dollars in thousands)	4Q22	3Q22	4Q21	FY2022	FY2021	FY2020	FY2019
Net interest income	$ 80,217	$ 79,408	$ 73,039	$ 314,365	$ 253,778	$ 224,594	$ 248,163
Noninterest income	(1,427)	5,681	5,605	17,350	19,376	18,518	12,116
Total revenue	78,790	85,089	78,644	331,715	273,154	243,112	260,279
Noninterest expense	48,203	50,962	58,872	194,373	183,678	199,033	196,472
Pre-tax pre-provision income[(1)]	$ 30,587	$ 34,127	$ 19,772	$ 137,342	$ 89,476	$ 44,079	$ 63,807
Total revenue	$ 78,790	$ 85,089	$ 78,644	$ 331,715	$ 273,154	$ 243,112	$ 260,279
Total noninterest income adjustments	$ 7,708	-	-	7,692	-	(2,011)	4,852
Adjusted total revenue[(1)]	$ 86,498	$ 85,089	$ 78,644	$ 339,407	$ 273,154	$ 241,101	$ 265,131
Noninterest expense	$ 48,203	$ 50,962	$ 58,872	$ 194,373	$ 183,678	$ 199,033	$ 196,472
Total noninterest expense adjustments	261	(3,601)	(12,891)	(4,890)	(13,613)	(28,246)	3,450
Adjusted noninterest expense[(1)]	48,464	47,361	45,981	189,483	170,065	170,787	199,922
Adjusted pre-tax pre-provision income[(1)]	$ 38,034	$ 37,728	$ 32,663	$ 149,924	$ 103,089	$ 70,314	$ 65,209
Average Assets	$ 9,257,311	$ 9,408,740	$ 9,331,955	$ 9,350,054	$ 8,294,004	$ 7,689,016	$ 9,132,980
Pre-tax pre-provision ROAA[(1),(2)]	1.31%	1.44%	0.84%	1.47%	1.08%	0.57%	0.70%
Adjusted pre-tax pre-provision ROAA[(1),(2)]	1.63%	1.59%	1.39%	1.60%	1.24%	0.91%	0.71%
Efficiency Ratio[(1)]	61.18%	59.89%	74.86%	58.60%	67.24%	81.87%	75.49%
Adjusted efficiency ratio[(1),(2)]	56.03%	55.66%	58.47%	55.83%	62.26%	70.84%	75.40%

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Non-GAAP measure.
(2) Ratio presented on an annualized basis.

25

Non-GAAP Reconciliation

(Dollars in thousands)	4Q22	3Q22	4Q21	FY2022	FY2021	FY2020	FY2019
Adjusted Noninterest Income							
Total noninterest income	(1,427)	5,681	5,605	17,350	19,376	18,518	12,116
Net (gain) on securities available for sale	7,708	-	-	7,692	-	(2,011)	4,852
Adjusted noninterest income[1]	$ 6,281	$ 5,681	$ 5,605	$ 25,042	$ 19,376	$ 16,507	$ 16,968
Adjusted Noninterest Expense							
Total noninterest expense	$ 48,203	$ 50,962	$ 58,872	$ 194,373	183,674	199,033	196,472
Noninterest expense adjustments:							
Indemnified legal recoveries (fees)	869	(1,017)	(642)	(497)	2,073	673	9,407
Naming rights termination	-	-	-	-	-	(26,769)	
Extinguishment of debt	-	-	-	-	-	(2,515)	
Restructuring expense	-	-	-	-	-	-	(4,263)
Acquisition, integration and transaction costs	-	(2,080)	(13,469)	(2,080)	(15,890)	-	-
Noninterest expense adjustments before gain (loss) in alternative energy partnership investments	869	(3,097)	(14,111)	(2,577)	(13,817)	(28,611)	5,144
(Loss) gain in alternative energy partnership investments	(608)	(504)	1,220	(2,313)	204	365	(1,694)
Total noninterest expense adjustments	261	(3,601)	(12,891)	(4,890)	(13,613)	(28,246)	3,450
Adjusted noninterest expense[1]	$ 48,464	$ 47,361	$ 45,981	$ 189,483	$ 170,061	$ 170,787	$ 199,922
Average assets	$9,257,311	$9,408,740	$9,331,955	$9,350,054	$8,294,004	$7,689,016	$9,132,980
Noninterest income to total revenue	(1.81%)	6.68%	7.13%	5.23%	7.09%	7.62%	4.66%
Adjusted noninterest income to adjusted total revenue[1]	7.26%	6.68%	7.13%	7.38%	7.09%	6.85%	6.40%
Noninterest expense / Average assets[2]	2.07%	2.15%	2.50%	2.08%	2.21%	2.59%	2.15%
Adjusted noninterest expense / Average assets[1][2]	2.08%	2.00%	1.95%	2.03%	2.05%	2.22%	2.19%

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Non-GAAP measure.
(2) Ratio presented on an annualized basis.

26

Non-GAAP Reconciliation

(Dollars in thousands)	4Q22	3Q22	4Q21	FY2020	FY2019
Tangible Common Equity to Tangible Assets Ratio					
Total assets	$ 9,197,016	$ 9,368,578	$ 9,393,743	$ 7,877,334	$ 7,828,410
Less: goodwill	(114,312)	(114,312)	(94,301)	(37,144)	(37,144)
Less: other intangible assets	(7,526)	(8,081)	(6,411)	(2,633)	(4,151)
Tangible assets[1]	$ 9,075,178	$ 9,246,185	$ 9,293,031	$ 7,837,557	$ 7,787,115
Total stockholders' equity	$ 959,618	$ 951,990	$ 1,065,290	$ 897,207	$ 907,245
Less: preferred stock	-	-	(94,956)	(184,878)	(189,825)
Total common stockholders' equity	$ 959,618	$ 951,990	$ 970,334	$ 712,329	$ 717,420
Total stockholders' equity	$ 959,618	$ 951,990	$ 1,065,290	$ 897,207	$ 907,245
Less: goodwill	(114,312)	(114,312)	(94,301)	(37,144)	(37,144)
Less: other intangible assets	(7,526)	(8,081)	(6,411)	(2,633)	(4,151)
Tangible equity[1]	837,780	829,597	964,578	857,430	865,950
Less: preferred stock	-	-	(94,956)	(184,878)	(189,825)
Tangible common equity[1]	$ 837,780	$ 829,597	$ 869,622	$ 672,552	$ 676,125
Total stockholders' equity to total assets	10.43%	10.16%	11.34%	11.39%	11.59%
Tangible equity to tangible assets[1]	9.23%	8.97%	10.38%	10.94%	11.12%
Tangible common equity to tangible assets[1]	9.23%	8.97%	9.36%	8.58%	8.68%
Common shares outstanding	58,544,534	59,679,558	62,188,206	49,767,489	50,413,681
Class B non-voting non-convertible common shares outstanding	477,321	477,321	477,321	477,321	477,321
Total common shares outstanding	59,021,855	60,156,879	62,665,527	50,244,810	50,891,002
Book value per common share	$ 16.26	$ 15.83	$ 15.48	$ 14.18	$ 14.10
Tangible common equity per common share[1]	$ 14.19	$ 13.79	$ 13.88	$ 13.39	$ 13.29

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

27

(1) Non-GAAP measure.

Non-GAAP Reconciliation

(Dollars in thousands)	4Q22	3Q22	4Q21	FY2022	FY2021	FY2020	FY2019
Return on tangible common equity							
Average total stockholders' equity	$ 989,414	$ 960,806	$ 1,035,782	$ 992,252	$ 896,988	$ 882,050	$ 948,446
Less: Average preferred stock	-	-	(94,956)	(18,731)	(112,201)	(186,209)	(216,304)
Average common stockholders' equity	989,414	960,806	940,826	973,521	784,787	695,841	732,142
Less: Average goodwill	(114,312)	(98,916)	(86,911)	(100,715)	(49,688)	(37,144)	(37,144)
Less: Average other intangible assets	(7,869)	(4,570)	(4,994)	(5,884)	(2,924)	(3,392)	(5,246)
Average tangible common equity[1]	$ 867,233	$ 857,320	$ 848,921	$ 866,922	$ 732,175	$ 655,305	$ 689,752
Net income available to common stockholders	$ 21,519	$ 24,196	$ 4,024	$ 115,772	$ 50,563	$ (1,103)	$ 2,624
Add: Amortization of intangible assets	555	396	430	1,705	1,276	1,518	2,195
Less: Tax effect on amortization of intangible assets[2]	(164)	(117)	(127)	(504)	(377)	(449)	(649)
Net income available to common stockholders after the adjustments for intangible assets[1]	$ 21,910	$ 24,475	$ 4,327	$ 116,973	$ 51,462	$ (34)	$ 4,170
Return on average equity	8.63%	9.99%	2.20%	12.19%	6.95%	1.43%	2.51%
Return on average tangible common equity[1]	10.02%	11.33%	2.02%	13.49%	7.03%	(0.01%)	0.60%

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

(1) Non-GAAP measure.

(2) Tax impact of adjustments shown at a statutory tax rate of 29.6%.

28

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	4Q22	3Q22	4Q21	FY2022	FY2021	FY2020	FY2019
Adjusted net income							
Net income[1][2]	$ 21,519	$ 24,196	$ 5,751	$ 120,939	$ 62,346	$ 12,574	$ 23,759
Adjustments:							
Noninterest income adjustments	7,708	-	-	5,418	-	(1,416)	3,418
Noninterest expense adjustments	(261)	3,601	12,891	3,444	9,574	19,894	(2,430)
Tax impact of adjustments above[3]	(2,202)	(1,065)	(3,811)	(2,620)	(2,830)	(5,463)	(292)
Adjustments to net income	5,245	2,536	9,080	6,242	6,744	13,015	696
Adjusted net income[1][4]	$ 26,764	$ 26,732	$ 14,831	$ 129,801	$ 69,827	$ 31,052	$ 24,747
Average Assets	$ 9,257,311	$ 9,408,740	$ 9,331,955	$ 9,350,054	$ 8,294,004	$ 7,689,016	$ 9,132,980
ROAA[5]	0.92%	1.02%	0.24%	1.29%	0.75%	0.16%	0.26%
Adjusted ROAA[4][5]	1.15%	1.13%	0.63%	1.39%	0.84%	0.40%	0.27%
Adjusted net income available to common stockholders							
Net income available to common stockholders	$ 21,519	$ 24,196	$ 4,024	$ 115,772	$ 50,563	$ (1,103)	$ 2,624
Adjustments to net income	5,245	2,536	9,080	8,862	7,481	18,478	988
Adjustments for impact of preferred stock redemption	-	-	-	3,747	3,347	(568)	5,093
Adjusted net income available to common stockholders[4]	$ 26,764	$ 26,732	$ 13,104	$ 128,381	$ 61,391	$ 16,807	$ 8,705
Average diluted common shares	59,725,283	60,492,460	60,690,046	61,175,108	53,302,926	50,182,096	50,851,594
Diluted EPS	$ 0.36	$ 0.40	$ 0.07	$ 1.89	$ 0.95	$ (0.02)	$ 0.05
Adjusted diluted EPS[4][6]	$ 0.45	$ 0.44	$ 0.22	$ 2.10	$ 1.15	$ 0.33	$ 0.17
Adjusted return on average tangible common equity[4]	12.3%	12.5%	6.2%	14.8%	8.4%	2.6%	1.3%

(1) Net income and adjusted net income for the year ended December 31, 2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a loan charged-off in the third quarter of 2019; there is no similar recovery in any of the other periods presented. Net income and adjusted net income for the year ended December 31, 2019 includes the impact of a $35.1 million pre-tax charge-off of a loan subsequently recovered in the first quarter of 2022.

(2) Net income for the three months and year ended December 31, 2021 includes an $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB Acquisition; there is no similar charge in any of the other periods presented.

(3) Tax impact of adjustments shown at a statutory tax rate of 29.6%.

(4) Non-GAAP measure.

(5) Ratio presented on an annualized basis.

(6) Represents adjusted net income available to common stockholders divided by average diluted common shares.

BANC OF CALIFORNIA

© 2022 Banc of California, N.A., a wholly owned subsidiary of Banc of California, Inc. All rights reserved. Member FDIC.

29